U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2009 (March 19, 2009)

COMMSCOPE, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification Number)

1100 CommScope Place, SE
Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant's telephone number, including area code:         (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry into a Material Definitive Agreement.

As reported on the Current Report on Form 8-K filed by CommScope, Inc.  (the “Company”) on March 13, 2009, the Company entered into separate purchase agreements to issue and sell, in a private placement, $83.25 million aggregate principal amount of a new series of 3.50% Convertible Senior Subordinated Debentures due 2024 (the “New Debentures”) at par.  On March 16, 2009, the Company agreed to issue and sell an additional $16.75 million aggregate principal amount of New Debentures at par, resulting in the issuance of a total of $100.0 million aggregate principal amount of New Debentures.

On March 19, 2009 (the “Closing Date”), the Company completed the sale of $100.0 million aggregate principal amount of New Debentures, resulting in net proceeds to the Company of approximately $98 million.  The net proceeds from this private placement refinancing, along with borrowings under the Company’s senior secured revolving credit facility, were used to redeem the Company’s 1.00% Convertible Senior Subordinated Debentures due 2024 (the “Existing Debentures”), as discussed under Item 8.01 below.  The Company issued the New Debentures pursuant to an indenture, dated as of the Closing Date (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The Company may issue up to $25.0 million aggregate principal amount of additional New Debentures during the 30 days following the Closing Date.

The New Debentures bear interest at the rate of 3.50% per year and will mature on March 15, 2024.  The Company is entitled to redeem the New Debentures on or after March 20, 2012 and holders may require the Company to repurchase all or a portion of their New Debentures on March 20, 2012, March 15, 2014 and March 15, 2019 and in the event of certain fundamental corporate changes. The Company’s existing senior secured credit facility restricts the Company’s ability to repurchase the New Debentures for cash on March 20, 2012 and March 15, 2014 and in the event of certain fundamental corporate changes, unless the Company enters into an amendment to the existing senior secured credit facility or obtains a waiver of such restriction.

The New Debentures are immediately convertible by holders into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at a rate of 99.354 shares per $1,000 principal amount of New Debentures, or an initial conversion price of approximately $10.065 per share. The Company may terminate the holders’ right to convert in certain circumstances if the closing price of a share of Common Stock exceeds 150% of the conversion price then in effect for a minimum period. Holders who convert before March 20, 2012 following the issuance of a notice of termination of conversion rights will receive, in addition to shares of Common Stock issued at the conversion price, an interest make-whole payment, in cash and/or shares of Common Stock, at the Company’s option, equal to the present value of the unpaid interest through March 20, 2012.  If a holder elects to convert its New Debentures in connection with certain fundamental corporate changes before March 20, 2012, the conversion rate for such New Debentures may be increased.

An event of default under the Indenture will occur if the Company: (i) fails to make certain principal payments when due or fails, after a grace period, to make interest payments when due  under the New Debentures; (ii) fails, after a grace period,  to deliver shares of common stock, cash, and other property upon conversion of the New Debentures; (iii) fails to deliver certain required notices; (iv) fails to pay indebtedness for borrowed money in excess of $20 million, when due or upon acceleration,  or is the subject of an adverse judgment in excess of $20 million that is not cured within a specified time period; (v) fails, following notices and a cure period, to cure a breach of a covenant under the New Debentures or the Indenture; (v) commences any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or (vi) has commenced against it any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law that is not dismissed or stayed within a specified time period.

A copy of the Indenture pursuant to which the New Debentures were issued and the Form of New Debenture are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.  The foregoing description of the Indenture and the New Debentures is only a summary and is qualified in its entirety by the full text of the Indenture and the New Debentures.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities

See Item 1.01 above, which is incorporated by reference herein. The New Debentures and the underlying shares of Common Stock issuable upon conversion of the New Debentures have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) in reliance on an exemption from registration pursuant to Rule 506 of Regulation D under the Securities Act.

Item 8.01    Other Events.

As previously disclosed on the Current Report on Form 8-K filed by the Company on February 13, 2009, the Company called for redemption on March 20, 2009  all of its Existing Debentures that remained outstanding on that date.  On March 20, 2009, the Company redeemed and cancelled $175.5 million aggregate principal amount of Existing Debentures, which represented all of the Existing Debentures then outstanding, at a redemption price of par plus accrued and unpaid interest.  The Company used the net proceeds of approximately $98 million from the sale of the New Debentures discussed under Item 1.01 above, along with borrowings under the Company’s senior secured revolving credit facility, to redeem the Existing Debentures.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibit	Description
	4.1	Indenture, dated March 19, 2009, by and between CommScope, Inc. and U.S. Bank National Association, as Trustee.

	4.2	Form of 3.50% Convertible Senior Subordinated Debentures due 2024, issued on March 19, 2009 by CommScope, Inc (included in Exhibit 4.1).

	10.1	Form of Purchase Agreement related to the 3.50% Convertible Senior Subordinated Debentures due 2024.

	99.1	CommScope, Inc. Press Release dated March 20, 2009.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

        Dated: March 20, 2009

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
Jearld L. Leonhardt
Executive Vice President and Chief Financial Officer

 Index of Exhibits

Exhibit	Description
4.1	Indenture, dated March 19, 2009, by and between CommScope, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of 3.50% Convertible Senior Subordinated Debentures due 2024, issued on March 19, 2009 by CommScope, Inc (included in Exhibit 4.1).

10.1	Form of Purchase Agreement related to the 3.50% Convertible Senior Subordinated Debentures due 2024.

99.1	CommScope, Inc. Press Release dated March 20, 2009.